Exhibit 8.1

Baker & McKenzie LLP Bank of America Center 700 Louisiana, Suite 3000 Houston, TX 77002 United States

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta*

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East
& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

Latin America

Bogota

Brasilia**

Buenos Aires

Caracas

Guadalajara

Juarez

Lima

Mexico City

Monterrey

Porto Alegre**

Rio de Janeiro**

Santiago

Sao Paulo**

Tijuana

Valencia

North America

Chicago

Dallas

Houston

Miami

New York

Palo Alto

San Francisco

Toronto

Washington, DC

Tel: +1 713 427 5000 Fax: +1 713 427 5099 www.bakermckenzie.com

April 27, 2016

Cardtronics Inc.

3250 Briarpark Drive, Suite 400
Houston, Texas 77042

RE: U.S. Federal Income Tax Consequences of the Merger

Ladies and Gentlemen:

We have acted as United States tax counsel to Cardtronics, Inc., a Delaware corporation (“Cardtronics Delaware”), in connection with the proposed merger of CATM Merger Sub LLC, a newly-formed Delaware limited liability company and indirect, wholly-owned subsidiary of Cardtronics Delaware (“Cardtronics MergeCo”), with and into Cardtronics Delaware (the “Merger”), with Cardtronics Delaware surviving the Merger, as described in Cardtronics Delaware’s registration statement on Form S-4 (“Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on April 27, 2016 (as amended through the date hereof).  This opinion is being furnished to you in connection with the Registration Statement.  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement.

In connection with this opinion we have examined the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.  We have relied upon statements, representations, and covenants made by Cardtronics Delaware and its affiliates and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge and belief.  For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts concerning the Merger that have come to our attention during our engagement, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties, and (iv) that the Merger will be consummated as described in the Registration Statement.  Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

In rendering the opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings and other administrative guidance of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as of the date hereof.  It should be noted that statutes, regulations, judicial decisions, and administrative guidance are subject to change at any time and may be effective retroactively.  A change in the authorities or the truth, accuracy, or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions.

Subject to the foregoing and the qualifications set forth in the Registration Statement, the description of the law and legal conclusions set forth in the Registration Statement under the heading “Material Tax Considerations — Material U.S. Federal Income Tax Consequences” is our opinion as to the material U.S. federal income tax consequences: (i) of the Merger to Cardtronics, and (ii) to U.S. holders and non-U.S. holders of (a) exchanging shares of Cardtronics Delaware common stock for Ordinary Shares of Cardtronics plc in the Merger and (b) owning and disposing of Ordinary Shares of Cardtronics plc received in the Merger.

The opinion set forth above does not address all of the U.S. federal income tax consequences of the Merger.  Except as expressly set forth above, we express no other opinion, including any opinion as to the U.S. federal, state, local, foreign or other tax consequences of the Merger or post-Merger ownership and disposition of Ordinary Shares.  Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, the Service or any court.  It is possible that contrary positions may be asserted by the Service and that one or more courts may sustain such contrary positions.  Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect, (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect, or incomplete.

This letter is furnished to you and persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act of 1933 for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Sincerely, /s/ Baker & McKenzie LLP Baker & McKenzie LLP